Exhibit 4.2

FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (the “First Amendment”) is entered into as of January 29, 2004, by and between PIONEER DRILLING SERVICES, LTD., a Texas limited partnership (“Pioneer Services”), PIONEER DRILLING COMPANY, a Texas corporation (“Pioneer Company”), (Pioneer Services and Pioneer Company being collectively referred to herein as “Pioneer”) and THE FROST NATIONAL BANK, a national banking association (“Lender”).

RECITALS

A.                                   On or about December 15, 2003, Pioneer Services, Pioneer Company and Lender entered into that certain Amended and Restated Loan Agreement (the “Loan Agreement”), concerning, among other things, the terms, conditions and covenants of those certain Credit Facilities (as defined in the Loan Agreement).

B.                                     Borrower and Lender have agreed to further amend the Loan Agreement as contained herein.

C.                                     All capitalized terms not otherwise defined in this First Amendment shall have the same meanings as are set forth in the Loan Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

AGREEMENTS

1.                                       Amendment.  Section 8(f) of the Loan Agreement is hereby amended in its entirety to read as follows:

(f)                                    Transfer of Ownership.  Permit the sale, pledge or other transfer of any of the ownership interests in Pioneer Services.

2.                                       No Other Amendment.  Except as specifically modified or amended herein, all terms, provisions and requirements of the Loan Agreement shall remain as written, and as amended from time to time.

3.                                       Reaffirmation.  Borrower hereby reaffirms all covenants, conditions, representations and warranties contained in the Loan Agreement, as amended by this First Amendment.

NOTICE TO COMPLY WITH STATE LAW

For the purpose of this Notice, the term “WRITTEN AGREEMENT” shall include the document set forth above, together with each and every other document relating to and/or securing the same loan transaction, regardless of the date of execution.

NOTICE OF FINAL AGREEMENT

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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[Signature(s) on Following Page(s)]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date first above written.

LENDER:

THE FROST NATIONAL BANK, a national banking association

/s/ W. Casey Shaeffer
W. Casey Shaeffer
Vice President

PIONEER SERVICES:

PIONEER DRILLING SERVICES, LTD., a Texas limited partnership

By:	PDC Mgmt. Co., a Texas corporation, General Partner

/s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer

PIONEER COMPANY:

PIONEER DRILLING COMPANY, a Texas corporation

/s/ Wm. Stacy Locke
Wm. Stacy Locke
President and Chief Executive Officer

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